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                                                                   EXHIBIT 10.21

                 ALION MEZZANINE DEFERRED COMPENSATION AGREEMENT





        This deferred compensation agreement ("the Agreement"), effective __________________, 2002 by and between Alion Science and Technology Corporation, a Delaware corporation ("Alion") and Bahman Atefi ("Participant") is intended to establish a plan of nonqualified deferred compensation in order to provide Participant with a degree of retirement income security and to encourage Participant to provide continued services to Alion.


                                   WITNESSETH:


WHEREAS, Participant is a member of a select group of management and highly compensated employees of Alion; and


WHEREAS, it is the intent of the parties to have this Agreement be a plan of nonqualified deferred compensation within the meaning of the Internal Revenue Code of 1986, as amended;


NOW, THEREFORE, Alion and the Participant hereby agree that the following shall be the terms, provisions, conditions and covenants of this Agreement, effective ____________, 2002.


1. PURPOSE OF AGREEMENT. The Agreement shall serve as a nonqualified deferred compensation plan to benefit the selected executive.


2. PARTICIPANT. The sole Participant of this Agreement shall be Bahman Atefi, who shall become a Participant upon execution of this Agreement.


3. PLAN ADMINISTRATOR. That person or persons designated from time to time by the Board of Directors of Alion ("the Board").


4. DEFERRED COMPENSATION ACCOUNT. Alion shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose, $ ___________________ on ________________________________, 2002.


5. PLAN YEAR. Each respective twelve-month period commencing on the effective date of this Agreement, and ending on the one-year anniversary thereafter.


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6.  CREDITING OF EARNINGS FOR DEFERRED COMPENSATION ACCOUNT. The Participant's
    Deferred Compensation Account shall be credited quarterly by the Plan Administrator based on a fixed 12% annual rate of notional interest as though (i) Participant's Deferred Compensation Account were invested in a fixed interest bearing investment account, provided that Alion has made the corresponding interest payment required as of such date under the Senior Subordinated Note (the "Mezzanine Note(s)") issued by Alion to the holder(s) thereof and if not, when Alion makes such payments; and (ii) any distribution made to the Participant that decreases the Participant's Deferred Compensation Account ceased being invested in this interest bearing account as soon as administratively possible.

    The Participant may make an irrevocable election 180 days prior to the commencement of each Plan Year to either receive current compensation equal to the interest so determined as it is earned in the applicable Plan Year, or to instead receive interest credits to his Deferred Compensation Account in amounts equal to this stated interest rate. Such election shall be irrevocable with respect to that Plan Year. If Participant makes such an election to receive current compensation equal to the interest, such payments shall be conditioned on Alion making the corresponding interest payment required as of such date under the Mezzanine Note(s) issued by Alion to the holder(s) thereof and if not, when Alion makes such payment. If Participant makes no election for a Plan Year then the notional interest shall be credited to his Deferred Compensation Account as described above. For the initial Plan Year, this election must be made in writing by Participant prior to the effective date of this Agreement.

    If Alion terminates Participant's employment for Just Cause (as defined by
    Section 11.a of Participant's Employment Agreement) or if Participant terminates his employment with Alion without Good Reason (as defined by Section 15.a but for this purpose only, without regard to whether the occurrence of one of the events is during the Protection Period, as defined by the Employment Agreement), then regardless of any such election by Participant, no current payments of interest as compensation shall be made available and all such interest shall instead be credited quarterly to Participant's Deferred Compensation Account as described in this Section 6.


7. INVESTMENT OF DEFERRED COMPENSATION ACCOUNT. Any amount credited to the Deferred Compensation Account may be kept in cash or invested and reinvested by Alion in mutual funds, stocks, bonds, securities or any other assets as may be selected by the Board in its discretion in order to satisfy the obligation to Participant. In the exercise of the foregoing discretionary investment powers, the Board may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested.


8. CREATION OF A TRUST. The Board, in its sole discretion, may establish a trust that shall remain subject to the claims of Alion's creditors. Upon creation of such trust, Alion shall contribute to the trust an amount equal to the amount credited to the Participant's Deferred Compensation Account. The investment of trust assets shall be performed in accordance with Section 7 of this Agreement.


9. NO RIGHTS IN DEFERRED COMPENSATION ACCOUNT OR TRUST. In the event that Alion or the trustee (as that term is defined in the trust), in its own discretion, decides to invest the amounts recorded in the Deferred Compensation Account or contributed to the trust, Participant shall have no rights in or to such investments themselves. Without limiting the foregoing, the Participant's Deferred Compensation Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by Alion or the trust and the Participant shall at all times remain an unsecured creditor of Alion.

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10. PAYMENT OF DEFERRED COMPENSATION. Participant shall receive 100% of his
    Deferred Compensation Account within thirty (30) days of the later of the Plan Year ended __________, 2008, or the date the holders of the Mezzanine Note(s) have been paid in full the principal of their Mezzanine Notes(s), and any accrued but unpaid interest thereon.


11. REPORTING. From time to time, not less often than quarterly, the Plan Administrator shall provide to Participant an accounting of assets, income, gain and loss in the Participant's Deferred Compensation Account. Unless waived by the Participant, upon termination of the Deferred Compensation Account, the Plan Administrator shall make an accounting available to Participant.


12. NONALIENATION OF BENEFITS. The right of the Participant or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.


13. WITHHOLDING. Alion, or the trustee of the trust, shall withhold from any distributions made to Participant under this Agreement all federal, state and local income, employment and other taxes required to be withheld by Alion, or the trustee of the trust, in connection with such distributions, in amounts and in a manner to be determined in the sole discretion of Alion and the trustee of the trust.


14. NO RIGHTS TO CONTINUED EMPLOYMENT. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of Alion as an executive or in any other capacity.


15. DEFERRED COMPENSATION NOT BENEFIT BEARING. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of Alion for the benefit of its employees.


16. INTERPRETATION OF AGREEMENT. The Board shall have full power and authority to interpret, construe, and administer this Agreement and the Board's interpretations and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.


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17. AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding upon and inure to the benefit of Alion, its successors and assigns, and the Participant and his heirs, executors, administrators, and legal representatives.


18. WARRANT AGREEMENT. Participant has received a grant of warrants equal to _________% of Alion's common stock on the closing date of the acquisition on a fully diluted basis (assuming the exercise of all outstanding warrants). These stock warrants have been granted under a separate agreement between Alion and Participant, and such warrant agreement is not affected by this Agreement.


19. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.


20. SEVERABILITY. If any provision of this Agreement is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of this Agreement shall continue in full force and effect.


In WITNESS WHEREOF, Alion has caused this Agreement to be executed by its duly authorized officers and Participant has hereunto set his hand and seal as of the date first above written.


Dr. Bahman Atefi, Participant          Alion Science and Technology Corporation,
                                       a Delaware Corporation





                                       By:
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